UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

PATTERSON-UTI ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22664	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10713 West Sam Houston Pkwy N., Suite 800

Houston, Texas 77064

(Address of Principal Executive Offices)

(Zip Code)

(281) 765-7100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 24, 2017, Patterson-UTI Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), in connection with an underwritten public offering (the “Equity Offering”) of 15,800,000 shares of common stock, par value $0.01 per share (the “Common Stock”). On January 26, 2017, the Underwriters exercised in full their option to purchase up to 2,370,000 additional shares, bringing the total offering to 18,170,000 shares of Common Stock (the “Shares”). The Company expects the net proceeds from the Equity Offering to be approximately $471 million, after deducting estimated fees and expenses. The Company intends to use the net proceeds from the Equity Offering and, if required, borrowings under its revolving credit facility, to fund the repayment of Seventy Seven Energy Inc.’s (“SSE”) outstanding indebtedness upon closing of the Company’s previously announced merger with SSE (the “Merger”). If the Merger is not consummated, the Company intends to use the net proceeds from the Equity Offering for general corporate purposes, which may include repayment of outstanding indebtedness or investments in working capital.

The issuance and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-215678), filed with and deemed automatically effective by the Securities and Exchange Commission on January 24, 2017. The Equity Offering is expected to close on January 27, 2017. A legal opinion relating to the validity of the Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to limited exceptions including Common Stock to be issued by the Company in connection with the Merger, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Representative.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 24, 2017, the Company issued a press release announcing the pricing of the Equity Offering. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 24, 2017, by and between Patterson-UTI Energy, Inc. and Goldman, Sachs & Co., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release, dated January 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2017

PATTERSON-UTI ENERGY, INC.

By:	/s/ John E. Vollmer III
Name:	John E. Vollmer III
Title:	Senior Vice President—Corporate Development, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 24, 2017, by and between Patterson-UTI Energy, Inc. and Goldman, Sachs & Co., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release, dated January 24, 2017

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